UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 30 August 2017

SOLARIS POWER CELLS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-53982	46-3386352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2159 India Street

San Diego, CA 92101

(Address of Principal Executive Offices)

619-629-0922

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in the Form 8-K filed by Solaris Power Cells, Inc. (the “Company”) on 27 June 2017, on 21 April 2017 the Company and migme Limited (“Migme”) executed a Share Exchange Agreement (the “Agreement”) under which the Company would acquire all of the issued and outstanding shares of stock of Migme’s wholly-owned subsidiary, Project Goth, Inc. (“PGI”). PGI is a subsidiary of Migme that holds all of the operating companies of Migme, as well as all intellectual property of Migme. The proposed transaction represented the purchase by the Company of Migme’s entire operating assets and businesses. In exchange, the Company was to issue that number of shares of the Company’s common stock representing 45% of the Company’s common stock (calculated on a fully diluted basis) at the Closing. The closing of the proposed transaction (the “Closing”) was conditioned on the satisfaction or waiver of a number of conditions, including, though not limited to, Migme and PGI raising at least One Million Five Hundred Thousand Dollars ($1,500,000) in exchange for convertible loans on terms acceptable to Migme and the Company.

On 31 July 2017 Migme delivered to the Company written notice that Migme was “formally terminating the process towards the abovementioned transaction”. Though the Company was provided with no other explanation or communication, said termination was clearly the result of the inability of Migme, PGI, and the Company to raise the $1.5 Million required to close the proposed transaction. Thereafter, the Company continued to exercise its best efforts to raise the required capital, though with no success. The Board of Directors of the Company subsequently determined that it was in the best interest of the Company and its shareholders to terminate the Agreement and all transactions envisioned thereunder. As a result, the Agreement has been terminated and all transactions envisioned by and between Migme, PGI, and the Company will no longer be pursued.

The foregoing description of the Agreement and the transactions contemplated thereunder do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement, which was further described in the Form 8-K filed by the Company on 27 June 2017.

Item 7.01. Regulation FD Disclosure.

On 31 August 2017 the Company issued a news release regarding the termination of the Agreement and the Company’s strategy following the termination of the Agreement.

A copy of the news release is furnished with this Form 8-K as Exhibits 99.1 and is incorporated herein by reference. In accordance with General Instructions B.2. of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

99.1	New release of the Company dated 31 August 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 31 August 2017	SOLARIS POWER CELLS, INC.

	By:	/s/ Neil Kleinman
Neil Kleinman,
Chief Executive Officer

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